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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated April 2, 1999, except for Note 12, for which the date is October 22, 1999, of Preview Systems, Inc. (and to all references to our firm) included in or made part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Portland, Oregon

November 19, 1999